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                              AMENDMENT NUMBER TWO TO
                             MAXWELL TECHNOLOGIES, INC.
                             DIRECTOR STOCK OPTION PLAN



     The Maxwell Technologies, Inc. Director Stock Option Plan (the "Plan") is hereby amended in the following respects:

     1.   STOCK OPTIONS.

     Section 6(B), entitled "Number of Shares", which sets forth the initial grant of options to each eligible director at 6,000 shares of Common Stock and thereafter each annual grant to each eligible director at 2,000 shares of Common Stock is hereby adjusted to 10,000 shares of Common Stock and 3,000 shares of Common Stock, respectively. Each director eligible for the grant of options for 3,000 shares on the day following the next Annual Shareholder's Meeting after the effective date of this Amendment shall receive a one-time grant of options for 4,000 shares at the same time and on the same terms as said 3,000 share option grant.

     2.   EFFECT OF AMENDMENTS.

     This amendment to the Plan shall be effective as of November 19, 1998, subject to the approval of the shareholder of Maxwell Technologies, Inc. at the Annual Shareholder's Meeting on January 27, 1999. Except to the extent specifically modified herein, the Plan shall remain in full force and effect.


                                        MAXWELL TECHNOLOGIES, INC.


                                        By: /s/ Donald M. Roberts
                                                Donald M. Roberts, Secretary


                                        Date:     January 28, 1999